Exhibit 10.6

ARCA BIOPHARMA, INC.

STOCK OPTION AGREEMENT

Optionee:

Date of Grant:

ARCA biopharma, Inc. (f/k/a Nuvelo, Inc.) has granted to the individual (the “Optionee”) named in the Notice of Grant of Stock Option (the “Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Nuvelo, Inc. 2004 Equity Incentive Plan (the “Plan”), as amended to the Date of Option Grant, the provisions of which are incorporated herein by reference. By signing the Notice, the Optionee: (a) represents that the Optionee has read and is familiar with the terms and conditions of the Notice, the Plan and this Option Agreement, including the Effect of Termination of Service set forth in Section 7 below, (b) accepts the Option subject to all of the terms and conditions of the Notice, the Plan and this Option Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Notice, the Plan or this Option Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Option Agreement.

1.	DEFINITIONS AND CONSTRUCTION.

1.1        Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2        Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	TAX CONSEQUENCES.

2.1        Tax Status of Option.  This Option is intended to have the tax status designated in the Notice.

    (a)        Incentive Stock Option.  If the Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO OPTIONEE: If the Option is exercised more than three (3) months after the date on which you cease to be an

Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

    (b)        Nonstatutory Stock Option.  If the Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.

2.2        ISO Fair Market Value Limitation.  If the Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Optionee under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Optionee may designate which portion of such Option the Optionee is exercising. In the absence of such designation, the Optionee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO OPTIONEE: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)

3.	ADMINISTRATION.

All questions of interpretation concerning this Option Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

4.	EXERCISE OF THE OPTION.

4.1        Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Date of Option Grant (or if later, the Optionee’s Service commencement date) and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed (a) the number of Option Shares that have vested in accordance with the vesting provisions set forth in the Notice and this Option Agreement, minus (b) the number of

Option Shares previously acquired upon exercise of the Option. Notwithstanding the foregoing, if Optionee is an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), Optionee may not exercise the Option as to vested Option Shares until the earliest of (i) the date that is six (6) months and one (1) day after the Date of Option Grant, (ii) the date of Optionee’s death or Disability, (iii) immediately prior to the date of a Change in Control and (iv) the date of Optionee’s retirement.

4.2        Method of Exercise.  Exercise of the Option shall be by written notice to the Company which must state the election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. The written notice must be signed by the Optionee and must be delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Section 6, accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such written notice and the aggregate Exercise Price.

4.3        Payment of Exercise Price.

    (a)        Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check, or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of whole shares of Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate Exercise Price, (iii) to the extent this Option is not an Incentive Stock Option, by means of a Cashless Exercise, as defined in Section 4.3(b), or (iv) by any combination of the foregoing.

    (b)        Limitations on Forms of Consideration.

      (i)        Tender of Stock.  Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. The Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

      (ii)        Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to decline to approve or terminate any such program or procedure.

4.4        Tax Withholding.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Participating Company Group, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (a) the exercise, in whole or in part, of the Option, (b) the transfer, in whole or in part, of any shares acquired upon exercise of the Option, (c) the operation of any law or regulation providing for the imputation of interest, or (d) the lapsing of any restriction with respect to any shares acquired upon exercise of the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Optionee.

4.5        Certificate Registration.  Except in the event the Exercise Price is paid by means of a Cashless Exercise, the certificate for the shares as to which the Option is exercised shall be registered in the name of the Optionee, or, if applicable, in the names of the heirs of the Optionee.

4.6        Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.7        Fractional Shares.  The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	TRANSFERABILITY OF THE OPTION.

The Option may generally only be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be exercised, assigned or transferred in any manner except by will, by the laws of descent and distribution, or as otherwise provided in the Plan. Following the death of the Optionee, the Option, to the extent provided in Section 7, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6.	TERMINATION OF THE OPTION.

The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Expiration Date, (b) the last date for exercising the Option following termination of the Optionee’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.	EFFECT OF TERMINATION OF SERVICE.

7.1        Option Exercisability.

    (a)        Disability.  If the Optionee’s Service with the Participating Company Group terminates because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

    (b)        Death.  If the Optionee’s Service with the Participating Company Group terminates because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of twelve (12) months after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of Service.

    (c)        Other Termination of Service.  If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee at any time prior to the expiration of three (3) months (or such other longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. Notwithstanding the foregoing, if Optionee is a Non-Exempt Employee whose Service terminates within seven (7) months after the Date of Option Grant, this Option shall not expire until the earlier of (x) the later of (A) the date that is nine (9) months after the Date of Option Grant or (B) the date that is three (3) months after the termination of Service, or (y) the Option Expiration Date.

7.2        Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.3        Extension if Optionee Subject to Section 16(b).  Notwithstanding the foregoing, if a sale within the applicable time periods set forth in Section 7.1 of shares acquired upon the exercise of the Option would subject the Optionee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (a) the tenth (10th) day following the date on which a sale of such shares by the Optionee would no longer be subject to such suit, (b) the one hundred and ninetieth (190th) day after the Optionee’s termination of Service, or (c) the Option Expiration Date.

7.4        Extension if Exercise Prevented by Lock-Up Agreement.  Notwithstanding the foregoing, if the exercise of the Option within any portion of the applicable time period set forth in Section 7.1(c) is prevented by the provisions of lock-up agreement between the Optionee and an underwriter of any of securities issued by the Company, the Option shall remain exercisable until three (3) months after the expiration of the term of any such lock-up agreement, but in any event no later than the Option Expiration Date.

8.	CHANGE IN CONTROL.

    (a)      In the event of a Change in Control, the Option may be subject to acceleration of exercisability and vesting in accordance with the terms of the Plan, and the Acquiring Corporation may either assume the Company’s rights and obligations under the Option or substitute for the Option a substantially equivalent option for the Acquiring Corporation’s stock. The Option shall terminate and cease to be outstanding effective as of the date of the Change in Control to the extent that the Option is neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control. Notwithstanding the foregoing, shares acquired upon exercise of the Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of this Option Agreement except as otherwise provided herein.

    (b)      This Option and the Option Shares issuable upon exercise of this Option shall become immediately vested and exercisable in full as of immediately prior to the closing of a Change in Control consummated after the date this Option is granted, subject to the Optionee’s continued Service at the time such Change of Control is consummated.

9.	ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number, Exercise Price and class of shares of stock subject to the Option. If a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the Number of Option Shares and the Exercise Price shall be adjusted in a fair and equitable manner, as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 9 shall be rounded down to the nearest whole number, and in no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 9 shall be final, binding and conclusive.

10.	RIGHTS AS A STOCKHOLDER, EMPLOYEE OR CONSULTANT.

The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate for the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9. If the Optionee is an Employee, the Optionee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Optionee, the Optionee’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Optionee any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s Service as an Employee or Consultant, as the case may be, at any time.

11.	NOTICE OF SALES UPON DISQUALIFYING DISPOSITION.

The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Notice designates this Option as an Incentive Stock Option, the Optionee shall (a) promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Optionee exercises all or part of the Option or within two (2) years after the Date of Option Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Option Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the

Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.	LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions, and, if applicable, that the shares were acquired upon exercise of an Incentive Stock Option on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to carry out the provisions of this Section.

13.	LOCK-UP AGREEMENT.

The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering (or such longer period, not to exceed eighteen (18) days after the expiration of the one hundred eighty (180) day period, as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711). The foregoing limitation shall not apply to shares registered in the public offering under the Securities Act. The Optionee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any shares of stock of the Company or any rights to acquire stock of the Company held by the Optionee until the end of such period.

14.	RESTRICTIONS ON TRANSFER OF SHARES.

No shares acquired upon exercise of the Option may be sold, exchanged, transferred (including, without limitation, any transfer to a nominee or agent of the Optionee), assigned, pledged, hypothecated or otherwise disposed of, including by operation of law, in any manner which violates any of the provisions of this Option Agreement, and any such attempted disposition shall be void. The Company shall not be required (a) to transfer on its books any shares which will have been transferred in violation of any of the provisions set forth in this Option Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares will have been so transferred.

15.	MISCELLANEOUS PROVISIONS.

15.1        Termination for Cause.  If the Optionee’s Service is terminated for Cause (as defined below), then the Optionee shall immediately forfeit all rights to the Option and the Option, including any vested portion, shall immediately expire. For purposes of this Option Agreement, “Cause” means that the Optionee has committed or engaged in: (a) willful misconduct, gross negligence, theft, fraud, or other illegal or dishonest conduct, any of which are considered to be materially harmful to the Company; (b) refusal, unwillingness, failure, or inability to perform material job duties or habitual absenteeism; or (c) violation of fiduciary duty, violation of any duty of loyalty, or material breach of any material term of any contract between the Optionee and the Company.

15.2        Binding Effect.  Subject to the restrictions on transfer set forth herein, this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

15.3        Termination or Amendment.  The Board may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such termination or amendment is necessary to comply with any applicable law or government regulation or is required to enable the Option, if designated an Incentive Stock Option in the Notice, to qualify as an Incentive Stock Option. No amendment or addition to this Option Agreement shall be effective unless in writing.

15.4        Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature on the Notice or at such other address as such party may designate in writing from time to time to the other party.

15.5        Integrated Agreement.  The Notice, this Option Agreement and the Plan constitute the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Optionee and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

15.6        Applicable Law.  This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

15.7        Counterparts.  The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    Incentive Stock Option              Optionee:

    Nonstatutory Stock Option        Date:

STOCK OPTION EXERCISE NOTICE

ARCA biopharma, Inc.

Attention: Chief Financial Officer

8001 Arista Place, Suite 200

Broomfield, CO 80021

Ladies and Gentlemen:

1.            Option.  I was granted an option (the “Option”) to purchase shares of the common stock (the “Option Shares”) of ARCA biopharma, Inc. (the “Company”) pursuant to the Nuvelo, Inc. 2004 Equity Incentive Plan, as amended to date (the “Plan”), my Notice of Grant of Stock Option (the “Notice”) and my Stock Option Agreement (the “Option Agreement”) as follows:

Grant Number:	________________

Date of Option Grant:	________________

Number of Option Shares:	________________

Exercise Price per Option Share:	$________________

2.            Exercise of Option.  I hereby elect to exercise the Option to purchase the following number of Option Shares:

Total Option Shares Purchased:		________________

Total Exercise Price (Total Shares X Price per Option Share)	$	________________

3.            Payments.  I enclose payment in full of the total exercise price for the Option Shares in the following form(s), as authorized by my Option Agreement.

☐ Cash:	________________

☐ Check:	________________

☐ Tender of Company Stock:	Contact Plan Administrator

☐ Cashless exercise:	Contact Plan Administrator

4.            Tax Withholding.  Subject to the Option Agreement, I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the Option.

5.            Optionee Information.

My address is:

My Social Security Number is:

6.            Notice of Disqualifying Disposition.  If the Option is an Incentive Stock Option, I agree that I will promptly notify the Chief Financial Officer of the Company if I transfer any of the Option Shares within one (1) year from the date I exercise all or part of the Option or within two (2) years of the Date of Option Grant.

7.            Binding Effect.  I agree that the Option Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Option Agreement, to all of which I hereby expressly assent. This agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Option Shares pursuant to the terms of the Plan, the Notice and my Option Agreement, copies of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

ARCA biopharma, Inc.

By:

Title:

Dated:

ARCA biopharma, Inc.

NOTICE OF GRANT OF STOCK OPTION

                         (the “Optionee”) has been granted an option (the “Option”) to purchase certain shares of Stock of ARCA biopharma, Inc. (f/k/a Nuvelo, Inc.) pursuant to the Nuvelo, Inc. 2004 Equity Incentive Plan, as amended to date (as amended, the “Plan”), as follows:

Date of Option Grant:	, 2009
Option Number:	2009-
Number of Option Shares:	_____________
Exercise Price:	$ per share
Vesting Start Date:	_________________
Option Expiration Date:	, 2019
Tax Status of Option:	Incentive Stock Option

The total Exercise Price of the Option Shares granted is $                    .

This Option shall vest as to 1/48th of the total number of Option Shares on each monthly anniversary of the Vesting Start Date, provided the Optionee remains in Service on each such date. In addition, if the United States Food and Drug Administration approves the New Drug Application for Gencaro (the “FDA Approval”), and provided the Optionee remains in Service on the date of the FDA Approval, and if fewer than 50% of the Option Shares have become vested by such date, the vesting of the Option shall be accelerated such that, on the date of the FDA Approval, this Option shall be vested as to an aggregate of 50% of the total number of Option Shares subject to this Option, with the balance of the Option Shares vesting thereafter on the original vesting schedule described above. In addition, the vesting of the Option Shares shall be subject to acceleration upon a Change in Control pursuant to Section 8 of the attached Stock Option Agreement.

In all cases, on any given vesting date, the number of Option Shares becoming vested on that date will be rounded to the nearest whole number. The maximum number of Option Shares that can vest and become exercisable pursuant to this Option is the total number of Option Shares set forth above. This Option shall be exercisable as to vested Option Shares as provided in the Stock Option Agreement.

Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Stock Option Agreement or the Plan.

By their signatures below, the Company and the Optionee agree that the Option is governed by this Notice of Grant of Stock Option and by the provisions of the Plan and the attached Stock Option Agreement. The Optionee acknowledges receipt of copies of the Plan and the Stock Option Agreement represents that the Optionee has read and is familiar with their provisions, and hereby accepts the Option subject to all of their terms and conditions. The Optionee also acknowledges receipt of a copy of the Plan prospectus.

ARCA biopharma, Inc.		OPTIONEE

By:
	Patrick M. Wheeler	Signature

Its:	Senior VP, Finance
Date

Address:	8001 Arista Place, Suite 200
	Broomfield, CO 80021	Address:

ATTACHMENTS:        Stock Option Agreement and Exercise Notice (in hard or soft copy).